Morgan Stanley Growth Fund
                     Item 77(o) 10f-3 Transactions
                  April 1, 2001 - September 30, 2001


Security   Date of  Price    Shares   % of    Total         Purcha   Broker
           Purchas  Of       Purcha   Assets  Issued        sed
           e        Shares   sed                            By
                                                            Fund
Peabody     6/5/01    $28.00  33,600                                 Bear
Energy                                0.080%   $420,000,000 0.224%   Stearn
Corp./BTU                                               .00          s
Tellium     6/5/01    $15.00   2,000  0.000%   $135,000,000 0.022%   CIBC
Inc./TELM                                               .00
Willis     6/28/01    $13.50  29,400  0.080%   $270,000,000 0.147%   JP
Group                                                   .00          Morgan
Holdings/
WSH

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